Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                                May 2, 2007
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended March 31, 2007 and April 1, 2006, in thousands of dollars except per share amounts.

                                                        Three Months Ended
                                                       March 31,  April 1,
                                                          2007      2006

Net sales                                            $  729,148  $  635,573


Net earnings                                         $   49,355  $   51,540

Net earnings per common share                        $    39.13  $    40.86

Average number of shares outstanding                  1,261,367   1,261,367


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at www.seaboardcorp.com/Financials.aspx.